                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         -------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                       ----------------------------------

      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): SEPTEMBER 11, 2000

                        BURNHAM PACIFIC PROPERTIES, INC.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

         MARYLAND                          1-9524                   33-0204126
(STATE OR OTHER JURISDICTION       (COMMISSION FILE NUMBER)       (IRS EMPLOYER
        OF INCORPORATION)                                       IDENTIFICATION NO.)

         110 WEST A STREET, SUITE 900, SAN DIEGO, CALIFORNIA 92101-3711
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

                                 (619) 652-4700
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

                                       N/A
              (FORMER NAME, FORMER ADDRESS AND FORMER FISCAL YEAR,
                          IF CHANGED SINCE LAST REPORT)

ITEM 5. OTHER EVENTS.

         On September 12, 2000, Burnham Pacific Properties, Inc. (the "Company") issued a press release, a copy of which is being filed herewith as
Exhibit 99.1, announcing that it has appointed Jay L. Schottenstein as Co-Chairman of the Board of Directors. Mr. Schottenstein's appointment was made pursuant to an agreement into which the Company entered with a group affiliated with Mr. Schottenstein and Michael L. Ashner (the "Schottenstein Agreement"), pursuant to which Mr. Ashner and Mr. Schottenstein were elected to the Company's Board of Directors. Under the agreement, members of the Schottenstein/Ashner group, who own approximately 9.8% of the Company's common stock, have agreed to vote their shares in favor of the Company's previously announced plan of liquidation and the Board of Directors' nominees for director at the Company's annual meeting. Pursuant to the agreement and related changes to the Company's shareholder rights plan and waivers of the ownership limitations contained in the Company's charter, the members of the Schottenstein/Ashner group will be permitted to beneficially own, in the aggregate, up to 19.9% of the Company's common stock, subject to limitations relating to the Company's continued qualification as a real estate investment trust. In addition, the members of the Schottenstein/Ashner group have dismissed with prejudice their pending litigation against the Company. The Company and the group members have mutually released all claims against the other and, as part of the settlement, the Company has paid to the group $1 million and has agreed to pay to the group an additional $1.5 million when and if the preferred stock is redeemed. A copy of the Schottenstein Agreement is being filed herewith as Exhibit 10.1.

         The Company also announced that it has retained DDR Real Estate Services, Inc. ("DDRRES") to assist the Company in the liquidation of its properties and to provide a variety of other services in connection with the Company's liquidation, including property management, leasing and construction management services. A copy of the Liquidation and Property Management Services Agreement (the "Liquidation Services Agreement") between Burnham and DDRRES is being filed herewith as Exhibit 10.2.

         On September 11, 2000, the Company entered into a Letter Agreement (the "Letter Agreement") with each of Westbrook Burnham Holdings, L.L.C., Westbrook Burnham Co- Holdings, L.L.C., and Blackacre SMC Master Holdings, LLC (the "Preferred Stockholders") pursuant to which the Preferred Stockholders, among other things, consented to and approved the execution, delivery and performance of the Schottenstein Agreement and the Liquidation Services Agreement. The Company also agreed pursuant to the Letter Agreement to amend the Company's Shareholder Rights Agreement and, subject to certain limitations, to grant waivers of the ownership limitations contained in the Company's charter, in order to permit each of the Preferred Stockholders and Morgan Stanley, Dean Witter & Co. and its affiliates to beneficially own 19.9% of the outstanding common stock of the Company, subject to certain limitations. A copy of the Letter Agreement is being filed herewith as
Exhibit 10.3.

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

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENTS AND EXHIBITS.

(c)      Exhibits

EXHIBIT NO.                         DESCRIPTION

10.1 Agreement, dated as of September 11, 2000, by and among Burnham Pacific Properties, Inc., Burnham Pacific Operating
                  Partnership, L.L.P., Jay L. Schottenstein, Schottenstein
                  Stores Corporation, Jubilee Limited Partnership, Jubilee
                  Limited Partnership III, Schottenstein Professional Asset
                  Management Corp., Michael L. Ashner and Susan Ashner.

10.2 Liquidation and Property Management Services Agreement, dated as of September 10, 2000, between Burnham Pacific Properties,
                  Inc. and DDR Real Estate Services Inc.

10.3              Letter Agreement, dated September 11, 2000, by and among
                  Burnham Pacific Properties, Inc., Burnham Pacific Operating
                  Partnership, L.P., and each of Westbrook Burnham Holdings,
                  L.L.C., Westbrook Burnham Co-Holdings, L.L.C., and Blackacre
                  SMC Master Holdings, LLC.

99.1              Press release of the Company dated September 12, 2000.

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

                                   SIGNATURES

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be filed on its behalf by the undersigned, thereunto duly authorized.

                                               BURNHAM PACIFIC PROPERTIES, INC.


Dated: September 20, 2000                     By: /s/ Daniel B. Platt
                                                  ------------------------------
                                                  Name:  Daniel B. Platt
                                                  Title: Chief Financial Officer

                                  EXHIBIT INDEX

EXHIBIT NO.                         DESCRIPTION
10.1              Agreement, dated as of September 11, 2000, by and among
                  Burnham Pacific Properties, Inc., Burnham Pacific Operating
                  Partnership, L.L.P., Jay L. Schottenstein, Schottenstein
                  Stores Corporation, Jubilee Limited Partnership, Jubilee
                  Limited Partnership III, Schottenstein Professional Asset
                  Management Corp., Michael L. Ashner and Susan Ashner.

10.2 Liquidation and Property Management Services Agreement, dated as of September 10, 2000, between Burnham Pacific Properties,
                  Inc. and DDR Real Estate Services Inc.

10.3              Letter Agreement, dated September 11, 2000, by and among
                  Burnham Pacific Properties, Inc., Burnham Pacific Operating
                  Partnership, L.P., and each of Westbrook Burnham Holdings,
                  L.L.C., Westbrook Burnham Co-Holdings, L.L.C., and Blackacre
                  SMC Master Holdings, LLC.

99.1              Press release of the Company dated September 12, 2000.


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